EXHIBIT 3.1
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                RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
                                       OF
                          THE ASTRO-STREAM CORPORATION

                        ---------------------------------

                                 Pursuant to the
                             General Corporation Law
                            of the State of Delaware

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     The Astro-Stream  Corporation (the "Corporation"),  a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The present name of the Corporation is The Astro-Stream Corporation.

     2. The name under which the Corporation was incorporated was "The Astro-Stream Corporation," and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 12, 1984.

     3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Articles First, Fourth, Fifth, Sixth, Seventh, Ninth and Tenth thereof and by substituting in lieu thereof new Articles First, Fourth, Fifth, Sixth, Seventh and Ninth which are set forth in the Restated Certificate of Incorporation hereinafter provided for.



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     4. The provisions of the Certificate of Incorporation of the Corporation as
heretofore amended, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated and Amended Certificate of Incorporation of the Aristo International Corporation, without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and the provisions of the said single instrument hereinafter set forth.

     5. The amendments and the restatement of the Certificate of Incorporation set forth herein certified have been duly authorized and adopted by the Board of Directors of the Corporation and duly approved and adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendments and of the restatement of the Certificate of Incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

     6. The text of the Corporation's Certificate of Incorporation as heretofore amended, is hereby restated and amended to read as set forth in full as follows:



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                RESTATED AND AMENDED CERTIFICATE OF INCORPORATION

                                       OF

                        ARISTO INTERNATIONAL CORPORATION



     FIRST: The name of the Corporation is Aristo International Corporation (the "Corporation").

     SECOND: The registered office of the corporation is to be located at c/o United Corporate Services Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at that address is United Corporate Services, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 20,000,000 of which (i) 1,000,000 shall be Preferred Stock, par value $.001 per share; and (ii) 19,000,000 shall be Common Stock, par value $.001 per share.

     A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the board of directors to fix by resolution or resolutions such designations and other terms not fixed by the Certificate of Incorporation, is as follows:

          1. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the board of directors of the corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the board of directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the board of directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

                    (i)  The  distinctive   designation  and  number  of  shares
               comprising such series, which number may (except where otherwise provided by the

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               board of  directors  in creating  such  series) be  increased  or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors;


                    (ii) The dividend rate of such series,  the  conditions  and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, whether the corporation shall be required to pay such dividends on specified dates, if funds are legally available for the payment thereof, or, whether the payment of such dividends shall be entirely at the discretion of the board of directors, whether such dividends shall be payable in cash or by the issuance of Common or Preferred Stock of the corporation, and whether dividends shall be cumulative or non-cumulative;

                    (iii) Whether or not the shares of such series shall be subject to redemption by the corporation and the conditions thereof, and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

                    (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                    (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                    (vi) Whether or not the shares of the series have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitation hereinafter set forth, the terms of such voting rights;

                    (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the corporation; and

                    (viii) Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the board of directors


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               may deem  advisable  and as shall  not be  inconsistent  with the provisions of this Certificate of Incorporation.



          2. The holders of shares of the Preferred Stock of each series shall be entitled to receive dividends, in accordance with the provisions of the resolution of the board of directors creating each series, out of funds legally available for the payment thereof, at the rates fixed by the board of directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

          3. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the board of directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock.

          4. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the corporation shall be made to the holders of shares of Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all assets of the corporation remaining unless otherwise provided in the resolution or resolutions creating such series of Preferred Stock.

          5. At all meetings of the stockholders of the corporation, the holders of shares of the Common Stock shall be entitled to one vote for each share of Common Stock held by them. Except as otherwise provided by a resolution or resolutions of the board of directors creating any series of Preferred Stock or by the General Corporation Law of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote. The holders of shares of the Preferred Stock issued and outstanding shall, in no event, be entitled to more than one vote for each share of Preferred Stock held by them unless otherwise required by law.

          6. The Preferred Stock purchased, redeemed or converted pursuant to any of the provisions of the resolution of the board of directors creating each

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     series, shall, at the discretion of the board of directors,  be held in the treasury of the corporation subject to reissuance, or shall, from time to time, in the discretion of the board of directors, upon the filing and recording of such certificate as may be in accordance with the laws of the State of Delaware, be returned to the status of authorized and unissued shares of Preferred Stock, in which event such shares shall no longer be part of the series created in connection with the original issuance thereof.

          7. No holder of the Common Stock or the Preferred Stock of the corporation shall be entitled as such, as a matter of right, to subscribe for, or purchase any part of, any new or additional issue of stock of the corporation of any class or of any issue of securities convertible into stock, or of any warrants or rights to purchase stock, whether now or hereafter authorized and whether issued for money or for a consideration other than money.

          Subject to the provisions of this Article FOURTH, upon such terms, in such manner and under such conditions, in conformity with law, as may be fixed by the board of directors, the board of directors shall have the power to issue bonds, debentures, or other obligations, either convertible or non-convertible, into the corporation's stock, and warrants and rights to purchase the corporation's stock.



     FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the following provisions are inserted in this Restated Certificate of incorporation for the regulation and conduct of the business and affairs of the Corporation:

          1. The business and affairs of the corporation shall be managed by, or under the direction of, a board of directors consisting of not less than three (3) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified herein shall be fixed from time to time by resolution of a majority of the whole board of directors. All directors of the corporation shall hold office until their respective successors shall be elected and qualified or until their earlier resignation or removal. The directors shall have the power, from time to time, to increase or decrease their own number, within the minimum and maximum limitations specified herein, by resolution of the board of directors as hereinabove provided.

          2. Directors may be removed from office with or without cause by the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote at an election of directors.

          3. Newly created directorships resulting from an increase in the number of directors and all vacancies occurring in the Board, including vacancies occurring in the Board by reason of the removal of directors, may be filled by the affirmative vote of a majority of the


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     directors  then in  office,  though  less  than a  quorum  of the  Board of
     Directors, and directors so chosen shall hold office until their respective successors shall be elected and qualified.

          4. The directors of the Corporation, by the affirmative vote of a majority of the whole Board, at any regular or special meeting, shall have the power to adopt, amend or repeal By-Laws of the Corporation, provided, however, that such power of the Board shall not divest the stockholders of the corporation of their power to adopt, amend or repeal By-Laws of the Corporation.

          5. In addition to the powers and authorities conferred upon the Board of Directors of the Corporation by this Restated Certificate of Incorporation, the Board of Directors of the Corporation may exercise all such powers and take all such actions as may be exercised or taken by the Corporation, subject, however, to the provisions of the laws of the State of Delaware, this Restated Certificate of Incorporation and the By-Laws of the Corporation.

          6. Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and preferred stockholders, if any, for the distribution pro-rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part, in cash or in kind, whether such assets be in cash or other property, and any such vote or votes may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash and/or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

     SIXTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article Sixth, shall eliminate or reduce the effect of this Article Sixth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Sixth would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of


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Delaware may, on the application in a summary way of this  corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     EIGHTH: No Stockholder shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation, in the manner now or hereinafter prescribed by the laws of the State of Delaware. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of capital stock of the Corporation entitled to vote at an election of directors (considered for this purpose as one class) shall be required for (i) the adoption of any By-Law inconsistent with any provision of paragraphs 2, 3, 4 or 5 of Article Fifth, or Articles Sixth or Ninth of this Restated Certificate of Incorporation or (ii) the amendment or repeal of any By-Law which may be adopted by the stockholders of the Corporation and shall set forth the substance of, or be in furtherance of, paragraphs 2, 3, 4 or 5 of Article Fifth, or Articles Sixth or Ninth of this Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, The Astro-Stream Corporation has caused this Restated Certificate of Incorporation to be executed by Peter Sheib, President, and attested by its Assistant Secretary, this 3rd day of May, 1995.

                                      THE ASTRO-STREAM CORPORATION


                                      By:        /s/ Peter Sheib
                                         ---------------------------
                                                 Peter Sheib
                                                 President


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Attest:


/s/ Michael Loew
---------------------------
    Michael Loew
    Assistant Secretary



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